CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated June 24, 2004, for Retirement Income Fund (the “Fund”) and to all references to our firm included in or made a part of this Post-Effective Amendment No. 2 to Retirement Income Trusts’ Registration Statement on Form N-1A (file No. 333-103830 and 811-21320) in the prospectus and the heading “Accountants” in the Statement of Additional Information of the Fund.

/s/Cohen McCurdy, Ltd.

Westlake, Ohio

October 25, 2004

Exhibit 22j